UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2024

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-07845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	LEG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.

The information contained in Item 2.06 under “Additional Impairment” regarding the impairment of certain long-lived assets, including customer relationships, technology, and trademark intangibles in our Bedding Products segment, and the estimated impact on the Company’s completed fourth quarter and year-end 2023 results of operations, is incorporated herein by reference. The Company is not otherwise updating guidance for, or reporting upon, its 2023 year-end financial results. These financial results will be released on February 8, 2024.

On January 16, 2024, the Company issued a press release disclosing, in part, an intangible impairment charge impacting the Company’s completed fourth quarter and year-end 2023 results of operations. The press release is attached as Exhibit 99.1 and the “Fourth Quarter 2023 Impairment Charge” section in such press release is incorporated herein by reference.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On January 11, 2024, the Board approved, and the Company committed to a restructuring plan primarily associated with our Bedding Products segment, and to a lesser extent our Furniture, Flooring & Textile (“FF&T”) Products segment (the “Restructuring Plan”).

In response to evolving markets, the Company anticipates taking actions pursuant to the Restructuring Plan to improve manufacturing and distribution efficiency, advance its product strategy, and further support customer needs. The Restructuring Plan is designed to create a portfolio of products and an operating footprint aligned with the markets we serve. The bedding market has experienced unprecedented change in recent years and the competitive landscape has continued to evolve. Optimizing our manufacturing and distribution footprint should reduce complexity, improve overall efficiency and align capacity with anticipated future market demand. These actions are expected to allow us to further integrate our specialty foam and innerspring capabilities, while maintaining our service and quality levels.

We plan to consolidate between 15 and 20 of 50 production and distribution facilities in the Bedding Products segment. Also, in our FF&T Products segment, we plan to consolidate a small number of production facilities in our Home Furniture and Flooring Products business units. The production in the affected facilities is expected to be consolidated into other facilities, or in a few cases, eliminated. Also, we expect to reduce workforce levels over time by 900 to 1,100.

In total, the initiatives across the segments are expected to reduce annual sales by approximately $100 million. Additionally, we anticipate receiving between $60 and $80 million in pre-tax net cash proceeds from the sale of real estate associated with the Restructuring Plan. These transactions are expected to be largely complete by the end of 2025.

In aggregate, we expect to incur restructuring and restructuring-related costs between $65 and $85 million, of which approximately half are anticipated to be incurred in 2024 and the remainder in 2025. This includes $30 to $40 million in cash costs, the majority of which are anticipated to be incurred in 2024. In the first half of 2024, we anticipate $20 to $25 million of restructuring and restructuring-related costs (approximately half in cash costs). The Company anticipates that the Restructuring Plan will be substantially complete by the end of 2025.

In addition, on January 11, 2024, we concluded that the Company, upon adoption of the Restructuring Plan, will incur non-cash impairment charges related to long-lived assets and inventory obsolescence. The aggregate pre-tax estimates of the restructuring and asset impairment costs, as well as the inventory obsolescence charges are shown in the table below.

Estimated Pre-Tax Costs To Be Incurred with Restructuring Plan
Type of Cost (in millions)	Amount for each Type of Cost	Amount of Costs Resulting in Cash Expenditures
Restructuring Costs
Employee Termination Costs	$10-15	$10-15
Other Exit Costs, primarily facility closure and asset relocation	20-25	20-25
Total Restructuring Costs	30-40	30-40
Restructuring Related Costs
Long-Lived Asset Impairment (primarily property, plant and equipment; and operating lease right-of-use asset impairments)[1]	25-30
Inventory Obsolescence and Other	10-15
Total Restructuring Related Costs	35-45

Total Estimated Pre-Tax Costs	$65-85	$30-40

[1]

Operating lease right-of-use asset impairment charges of approximately $10-$15 million are expected to be recorded as a non-cash charge in the period of the impairments; however, the associated lease liabilities will be settled in cash over the remaining lease terms.

Substantially all of the above costs are expected to be incurred in the Bedding Products segment, but approximately $4 to $5 million are expected in the FF&T Products segment, of which roughly half are expected to be cash costs.

Item 2.06	Material Impairments.

To the extent applicable, the information contained in Item 2.05 is incorporated into this Item 2.06 by reference.

Additional Impairment

Our long-lived assets are tested for recoverability at year end and whenever events or circumstances indicate the carrying value may not be recoverable. In addition to, and unrelated to the Restructuring Plan, the Company concluded that an impairment existed in our Bedding Products segment with respect to certain long-lived assets, including customer relationships, technology, and trademark intangibles related to prior year acquisitions.

Macroeconomic factors have negatively impacted consumer confidence in the bedding industry and prolonged weak demand has created disruption and financial instability with some of our customers. As such, recent efforts by certain customers to improve their financial position were considered a triggering event, late in the fourth quarter of 2023, to review the long-lived assets for potential impairment. We conducted an evaluation and determined in early January 2024, that our sales and earnings forecasts should be reduced. Based on this determination, and after further analysis, we concluded, on January 12, 2024 that the Company will record an estimated pre-tax impairment charge of approximately $450 million related to long-lived assets (primarily the intangibles). This impairment charge will not result in future cash expenditures, and will be recorded as a non-cash charge in the fourth quarter of 2023.

Item 7.01	Regulation FD Disclosure.

On January 16, 2024, the Company issued a press release disclosing the Restructuring Plan and the intangible impairment charge impacting the Company’s fourth quarter 2023 results of operations. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Also attached hereto as Exhibit 99.2 and incorporated herein by reference are presentation materials regarding the Restructuring Plan.

This information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information shall not be incorporated by reference into any document filed under the Securities Act, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements. This Current Report on Form 8-K contains “forward-looking” statements including the estimates of the amounts, types and timing of costs (cash and non-cash) and impairment charges (including inventory obsolescence) aggregately and by segment; the amount of reduction of sales; the amount and timing of proceeds from the sale of facilities; the number of Bedding Products segment and FF&T Products segment facilities to be consolidated; the amount of pre-tax impairment charge related to long-lived assets; and the underlying assumptions relating to the forward-looking statements. These statements are identified either by the context in which they appear or by use of words such as “anticipate,” “estimate,” “expected,” “plan,” or the like. All such forward-looking statements are expressly qualified by the cautionary statements described in this provision. Any forward-looking statement reflects only the beliefs of the Company or its management at the time the statement is made. Because all forward-looking statements deal with the future, they are subject to risks, uncertainties and developments which might cause actual events or results to differ materially from those envisioned or reflected in any forward-looking statement. Moreover, we do not have, and do not undertake, any duty to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement was made. For all of these reasons, forward-looking statements should not be relied upon as a prediction of actual future events, objectives, strategies, trends or results.

It is not possible to anticipate and list all risks, uncertainties and developments which may cause actual events or results to differ from forward-looking statements. However, some of these risks and uncertainties include the following: (i) the preliminary nature of the estimates related to the Restructuring Plan and the pre-tax impairment charge related to long-lived assets, and the possibility that all or some of the estimates may change as the Company’s analysis develops and additional information is obtained; (ii) our ability to timely implement the Restructuring Plan in a manner that will positively impact our financial condition and results of operation; (iii) our ability to timely dispose of assets pursuant to the Restructuring Plan and obtain expected proceeds; (iv) the impact of the Restructuring Plan on the Company’s relationships with its employees, customers and vendors; (v) factors that may cause the Company to be unable to achieve the expected benefits of the Restructuring Plan; (vi) fluctuations in the number of employees impacted; and (vii) the risks and uncertainties detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including reports filed on Forms 8-K, 10-Q and 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Press Release dated January 16, 2024

99.2*	Restructuring Plan Presentation Materials

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the inline XBRL document)

101.SCH**	Inline XBRL Taxonomy Extension Schema

101.LAB**	Inline XBRL Taxonomy Extension Label Linkbase

101.PRE**	Inline XBRL Taxonomy Extension Presentation Linkbase

104	Cover Page Interactive Data File (embedded within the inline XBRL document contained in Exhibit 101)

*	Denotes furnished herewith.
**	Denotes filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: January 16, 2024	By:	/s/ JENNIFER J. DAVIS
Jennifer J. Davis
Executive Vice President –
General Counsel